Exhibit 10.8
AMENDMENT, CONSENT AND WAIVER
     This AMENDMENT, CONSENT AND WAIVER (this “Agreement”) is made and entered into as of the 5th day of June, 2007 by and among CanArgo Energy Corporation, a Delaware Corporation (“CanArgo”) and Persistency, a company incorporated in the Cayman Islands (“Purchaser”) .
     WHEREAS, CanArgo and the Purchaser have entered into a Note Purchase Agreement dated as of June 28, 2006 (the “Note Purchase Agreement”), pursuant to which CanArgo issued $10,000,000 in aggregate principal amount of a 12% Subordinated Convertible Guaranteed Promissory Note due September 1, 2009 (the “12% Subordinated Note”); and
     WHERAS pursuant to a Conversion Agreement (the “Senior Conversion Agreement”) dated as of June 5, 2007, among (1) CanArgo, (2) the holders of the Senior Secured Notes and (3) CanArgo Limited, the holders of the Senior Secured Notes agreed subject to certain conditions to convert an aggregate of US$10million of the entire principal amount of the Senior Secured Notes into Tethys Common Stock; and
     WHEREAS pursuant to the terms of the Senior Conversion Agreement, the holders of the Senior Secured Notes converting all or part of their notes into Tethys Common Stock, are to be issued by CanArgo with Warrants to purchase certain shares of CanArgo’s common stock par value $0.10 per share, at an exercise price of $0.90 per share (subject to adjustment) (the “Compensatory Warrants”) in consideration for the conversion of all or part of their respective Senior Secured Notes; and
     WHEREAS, the 12% Subordinated Noteholder desires to waive certain of its rights under the Note Purchase Agreement in respect of the Senior Conversion Agreement and the transactions contemplated thereby, including without limitation its rights in connection with the automatic reset of the conversion price of the 12% Subordinated Note and the exercise price of the Warrants issued pursuant to the Note Purchase Agreement upon the issue of the Compensatory Warrants.
     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency or which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
     1. Definitions. Capitalized terms used herein but not otherwise defined have the meanings assigned to them in the Note Purchase Agreement.
     2. Consent and Waiver. Notwithstanding the provisions of any Loan Document to the contrary provided, in accordance with Section 19 of the Note Purchase Agreement, the Purchaser hereby irrevocably and unconditionally consents to, and waives any rights it may have under the Note Purchase Agreement, the 12% Subordinated Note or any other Loan Documents in connection with:

(i)	the issue of the Compensatory Warrants at an exercise price of $0.90 per share, including without limitation the waiver of any rights pursuant to (a) Section 11.7(e) of the Note Purchase Agreement; and (b) Section 8 of the Warrants to the automatic reset of the conversion price of the 12% Subordinated Note and the exercise price of the Warrants respectively upon the issue of the Compensatory Warrants; and

(ii)	the sale by CanArgo Limited of any shares of Tethys Common Stock it owns from time to time provided that CanArgo Limited shall receive a minimum price of $2.50 for each share of Tethys Common Stock it sells (the “Sell Down”).
     The consents, amendments and waivers granted in this Section 2 only apply to the matters described in clauses (i) and (ii) above, and do not constitute a waiver of, or consent to, any other amendment to or waiver of any other provisions of the Loan Documents.
     3. Use of Proceeds from Sell Down. CanArgo shall apply the net proceeds received by CanArgo Limited pursuant to any Sell Down on the terms, and in the order of priority, stated below:-
(i)	first, in repaying any amounts outstanding to the Senior Noteholders under the Senior Secured Notes (including, for the avoidance of doubt, interest due and payable on the repayment of the Senior Secured Notes);

(ii)	second, in repaying any amounts outstanding to the holders of the Senior Subordinated Convertible Guaranteed Promissory Notes due September 1, 2009 (the “Senior Subordinated Notes”) under the Senior Subordinated Notes (including, for the avoidance of doubt, interest due and payable on the repayment of the Senior Subordinated Notes);

(iii)	third, in repaying any amounts outstanding to Persistency under the 12% Subordinated Note (including, for the avoidance of doubt, interest due and payable on the repayment of the 12% Subordinated Notes); and

(iv)	finally, following payment of the amounts specified in sub-sections (i) to (iii) (inclusive), any surplus proceeds shall be distributed by CanArgo Limited as it shall in its sole discretion determine.
     4. Covenants. For good and valuable consideration, the adequacy of which is hereby acknowledged by CanArgo, CanArgo and Persistency agree that Section 12.9 of the 12% Subordinated Convertible Guaranteed Promissory Note due September 1, 2009 shall be amended and restated in its entirety as follows:-

     “Section 12.9. Future Indebtedness. Neither the Company nor any other CanArgo Group Member shall incur any Indebtedness after the date of this Agreement other than (a) Indebtedness outstanding under the Senior Secured Notes, provided that the aggregate principal amount of such indebtedness shall not exceed the lowest amount of the aggregate principal amount of such indebtedness that is outstanding from time to time under all Senior Secured Notes from and after the date hereof and that no amendment or modification to the Senior Secured Notes shall otherwise increase the aggregate principal amount then outstanding thereunder, (b) Indebtedness outstanding under the Subordinated Notes, provided that the aggregate principal amount of such indebtedness shall not exceed the lowest amount of the aggregate principal amount of such indebtedness that is outstanding from time to time under all Subordinated Notes from and after the date hereof and that no amendment or modification to the Subordinated Notes shall otherwise increase the aggregate principal amount then outstanding thereunder, (c) Indebtedness outstanding under the Notes, (d) any additional unsecured Indebtedness from lenders other than CanArgo Group Members, the aggregate amount outstanding thereunder for the CanArgo Group in the aggregate shall not at any time exceed US$2,500,000, (e) unsecured Indebtedness of the Company or another CanArgo Group Member to another CanArgo Group Member, provided that such Indebtedness is subordinated in right of payment to the rights of the holders of Senior Indebtedness and the Notes, such subordination to be upon terms set forth in the Senior Secured and Subordinated Note and the Loan Documents (as defined therein) related thereto and the provisions of Section 4 hereof (the Indebtedness represented by the Notes constituting “Senior Indebtedness” for the purposes of such Section); (f) Indebtedness of a CanArgo Group Member to a direct or indirect Subsidiary of the Company that is not a Material Subsidiary provided that the aggregate amount outstanding thereunder at any time shall not exceed US$1,500,000; and (g) Indebtedness of the Company or a CanArgo Group Member to BN Munai LLP or a Subsidiary of BN Munai LLP. In considering whether to give its consent to any future Indebtedness, the Required Holders shall be entitled to take into consideration, inter alia, the potential effects of any such proposed Indebtedness upon the financial condition and wherewithal of the Company and/or upon their rights under the Loan Documents, and any decision by the Required Holders to withhold their consent to any such proposed future Indebtedness shall be final and binding absent a showing of manifest bad faith.”
     5. Effect on Loan Documents. This Agreement and the amendments set forth herein are limited to the specific purpose for which it is entered into and, except as specifically set forth above, (a) shall not be construed as a consent, waiver, amendment or other modification with respect to any other term, condition or other provision of any Loan Document and (b) each of the Loan Documents shall remain in full force and effect and are each hereby ratified and confirmed.
     6. Miscellaneous.
          (a) Successors and Assigns; Headings; Choice of Law, etc. This Agreement shall be binding on and shall inure to the benefit of CanArgo and the

Purchaser and their respective successors and assigns, heirs and legal representatives; provided that CanArgo may not assign its rights hereunder without the prior written consent of the Required Holders. The headings in this Agreement have been inserted for convenience purposes only and shall not be used in the interpretation or enforcement of this Agreement. The Agreement shall be interpreted and enforced in accordance with the laws of the State of New York, United States of America, applicable to contracts made in and to be performed in such State. There shall be no third party beneficiaries of any of the terms and provisions of this Agreement.
          (b) Entire Agreement; Amendments. This Agreement, including all documents attached hereto, incorporated by reference herein or delivered in connection herewith, constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all other prior understandings, oral or written, with respect to the subject matter hereof and may not be amended, or any provision thereof waived, except by an instrument in writing signed by the parties hereto.
          (c) Severability. Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

          (d) Counterparts. This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by telecopy shall be equally effective as the delivery of a manually executed counterpart of this Agreement.
     IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto or by their representatives, thereunto duly authorized, as of the day and year first above written.

CANARGO ENERGY CORPORATION
By:
Name:
Title:

PURCHASER:

PERSISTENCY

By:
Name:
Title:

AGREED AND ACKNOWLEDGED

CANARGO LIMITED
By:
Name:
Title:

CANARGO LTD.
By:
Name:
Title:

CANARGO NORIO LIMITED
By:
Name:
Title:

CANARGO (NAZVREVI) LIMITED
By:
Name:
Title:

NINOTSMINDA OIL COMPANY LIMITED
By:
Name:
Title: